Exhibit 10.3

ICS Deposit Placement Agreement

You, the undersigned, enter into this ICS Deposit Placement Agreement (“Agreement”) with the following financial institution (“we” or “us”):

This Agreement states the terms and conditions on which we will endeavor to place deposits for you at other financial institutions through ICS®, the IntraFi Cash ServiceSM of IntraFi Network LLC (“IntraFi”) for placing deposits at depository institutions.

1.	Deposit Placement

1.1.	Agreement and Schedules

(a)     Schedule 1 describes the procedure by which we will place deposits for you through the form of ICS known as ICS-Daily Rate. Schedule 2 describes the account type and placement feature that we will use. Schedule 3 describes the procedure by which we will place deposits for you through the form of ICS known as ICS-Fixed Rate if we offer such placement.

(b)     Each participating institution in ICS that is an insured depository institution (“Destination Institution”) will be one at which deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the FDIC standard maximum deposit insurance amount (“SMDIA”) of $250,000.

(c)     Subject to the terms and conditions of this Agreement, when we place deposits in a deposit account at a Destination Institution for your funds placed through ICS (“Deposit Account”), the amount of our outstanding placements for you at the Destination Institution through ICS and through CDARS®, the Certificate of Deposit Account Registry Service®, will not exceed $250,000.

(d)     The Bank of New York Mellon (“BNY Mellon”) provides services that support deposit placement through ICS. BNY Mellon’s services include acting as our sub-custodian and settlement agent.

(e)     You must be capable of using, and you agree to use, the Depositor Control Panel (“DCP”), an online tool, to review provisional allocations of deposits and for other purposes. You also agree to receive notices that may be posted on the DCP or sent to you by email.

1.2.	Deposit Accounts

(a)     Deposits that we place for you in Deposit Accounts will be “deposits,” as defined by federal law, at the Destination Institutions.

(b)     Each Deposit Account, including the principal balance and the accrued interest, will be a deposit obligation solely of the Destination Institution at which it is held. It will not be a deposit obligation of us or of IntraFi, BNY Mellon, or any other person or entity.

2.	Your Relationship With Us

2.1.	Agency and Custodial Relationship

(a)     We will act as your agent in placing deposits for you through ICS. Under a separate agreement with you that grants us custodial powers (“Custodial Agreement”), we will also act as your custodian for the Deposit Accounts.

(b)     Each Deposit Account will be recorded (i) on the records of a Destination Institution in the name of BNY Mellon, as our sub-custodian, (ii) on the records of BNY Mellon in our name, as your custodian, and (iii) on our records in your name. The recording will occur in a manner that permits the Deposit Account to be FDIC- insured to the same extent as if it were recorded on the records of a Destination Institution in your name.

(c)     For purposes of Article 8 of the Uniform Commercial Code, we will act as your securities intermediary for, and will treat as financial assets, the Deposit Accounts and all your security entitlements and other related interests and assets with respect to the Deposit Accounts, and we will treat you as entitled to exercise the rights that constitute the Deposit Accounts.

(d)     All interests that we hold for the Deposit Accounts will be held by us only as your securities intermediary and will not be our property. You will be the owner of the funds in the Deposit Accounts and any interest on those funds.

2.2.	Termination of Custodial Relationship

(a)     Either you or we may terminate the custodial relationship between you and us at any time. You may not transfer the Deposit Accounts to another custodian, but you may dismiss us as your custodian for a Deposit Account and request that it be recorded on the records of the Destination Institution in your name.

(b)     We will endeavor to cause any request from you pursuant to Section 2.2(a) to be promptly forwarded to the Destination Institution. Each Destination Institution has agreed that it will promptly fulfill any such request, subject to its customer identification policies and other account opening terms and conditions.

(c)     If a Deposit Account has been recorded on the records of a Destination Institution in your name pursuant to this Section 2, you will be able to enforce your rights in the Deposit Account directly against the Destination Institution, but we will no longer have any custodial responsibility for it and you will not be able to enforce any rights against the Destination Institution through us.

(d)     If we were to become insolvent, our receiver or other successor in interest could transfer custody of the Deposit Accounts, and our rights and obligations under this Agreement, to a new custodian. Alternatively, you could exercise your right to have the Deposit Accounts recorded on the records of the Destination Institutions in your name pursuant to this Section 2.

3.	Custodial Account and Interest Rate

3.1.	Custodial Account

(a)     As your custodian, we will open on our records, either directly or with the assistance of BNY Mellon, a custodial account in which we will hold your interests in the Deposit Accounts (“Custodial Account”). We may permit you to have multiple Custodial Accounts.

(b)     On the signature page of this Agreement, you will enter a unique alphanumeric identifier for you (“Depositor Identifier”), which will be associated with the Custodial Account. You will enter as your Depositor Identifier your federal taxpayer identification number (“TIN”), unless you do not have a TIN, in which case you will enter an alternate identifier that we approve.

(c)     If you use an alternate identifier, you must use the same alternate identifier for all placements of deposits for you, by us or by any other financial institution, through ICS or through CDARS. If you later obtain a TIN, you must promptly report it to us and to any such other institutions, and we may use it as your Depositor Identifier.

3.2.	Interest Rate

(a)     In ICS-Daily Rate, the interest rate for the Deposit Accounts at Destination Institutions (“Interest Rate”) will be the then-current rate that we specify, which may be any rate (including zero) and which we may modify at any time. Through your continued participation in ICS-Daily Rate, you accept each applicable Interest Rate.

(b)     In ICS-Fixed Rate, if offered, the Interest Rate will be determined as set forth in Schedule 3.

(c)     If we permit you to have more than one Custodial Account, we may specify a different Interest Rate for each Custodial Account.

(d)     Payment of the full amount of all accrued interest on a Deposit Account at a Destination Institution will be solely the responsibility of the Destination Institution. Neither we nor any other person or entity will be indebted to you for such payment.

4.	Placement Procedures

4.1.	Account Type, ICS Settlement, and Statements

(a)     Settlement of payments to and from participating institutions in ICS through BNY Mellon that includes the type of deposits we place for you (“ICS Settlement”) will occur each day that is not a Saturday, a Sunday, or another day on which banks in New York, New York, are authorized or required by law or regulation to close (“Business Day”).

(b)     You may confirm through the DCP (i) the aggregate principal balance in the Deposit Accounts (“Program Balance”) and (ii) the principal balance and accrued interest of the Deposit Accounts at each Destination Institution as of the preceding Business Day or, after ICS Settlement-related processing, as of that Business Day.

(c)     We will provide you with a periodic statement of custodial holdings for your funds placed through ICS that will include, as of the end of the statement period, your Program Balance, your principal balance at each Destination Institution, the total interest you have earned on the Deposit Accounts during the period, and the rate of return you have earned on the daily average closing principal balance for the period (“Statement Period Yield”).

(d)           The account information available on the DCP as described in Section 4.1(b), and the periodic statements described in Section 4.1(c),

will be the only evidence that you receive of your ownership of the funds. You should retain the account statements.

4.2.	Triggering Events

(a)     Funds will be transferred to or from the Deposit Accounts in response to an event specified in this Agreement that triggers such movement (“Triggering Event”). A Triggering Event may result in a transfer of funds from a root account with us that contains your funds (“Root Account”) to the Deposit Accounts at ICS Settlement (“Program Deposit”) or a transfer of funds from the Deposit Accounts to the Root Account at ICS Settlement (“Program Withdrawal”).

(b)     For ICS-Daily Rate, Schedule 1 sets forth Triggering Events applicable to your deposits. For ICS- Fixed Rate, Schedule 3 set forth Triggering Events applicable to your deposits.

4.3.	Program Deposits

(a)     Subject to the terms and conditions of this Agreement, and except as provided in Section 4.3(b), a Triggering Event for a Program Deposit will result in a transfer of funds to the Deposit Accounts at ICS Settlement the next Business Day (“Regular Program Deposit”).

(b)     Schedule 1 states whether, in ICS-Daily Rate, a transfer of funds to the Deposit Accounts at ICS Settlement on the same Business Day (“Same-Day Program Deposit”) is available and, if so, the cutoff time for you to request a Same-Day Program Deposit (“Same-Day Deposit Cutoff Time”). If Schedule 1 so states, a request that we receive and accept before the Same-Day Deposit Cutoff Time will be a Triggering Event, in ICS-Daily Rate, for a Same-Day Program Deposit.

(c)     We may impose a maximum Program Balance amount for deposits that we place for you through ICS and will inform you of any such amount we impose. Even if a Triggering Event for a Program Deposit occurs, we may choose not to transfer the amount to the Deposit Accounts if it would cause the Program Balance to exceed the maximum. In addition, we may choose not to transfer to the Deposit Accounts an amount that we have credited to the Root Account but have not yet collected from a third party.

4.4.	Program Withdrawals

(a)     Subject to the terms and conditions of this Agreement, and except as provided in Section 4.4(b), a Triggering Event for a Program Withdrawal will result in a transfer of funds from the Deposit Accounts at ICS

Settlement the next Business Day (“Regular Program Withdrawal”).

(b)     Schedule 1 states whether, in ICS-Daily Rate, the transfer of funds from your Deposit Accounts at ICS Settlement on the same Business Day (“Same-Day Program Withdrawal”) is available and, if so, the cutoff time for you to request a Same-Day Program Withdrawal (“Same-Day Withdrawal Cutoff Time”). If Schedule 1 so states, a request that we receive and accept before the Same-Day Withdrawal Cutoff Time will be a Triggering Event, in ICS-Daily Rate, for a Same-Day Program Withdrawal.

4.5.	Withdrawal Advances; Security Interest

(a)     If Schedule 1 states that we will advance funds to you in anticipation of a Program Withdrawal, or if we otherwise decide in our discretion to advance funds to you in anticipation of a Program Withdrawal, you will owe the amount of these funds to us and we will retain from the funds we receive at ICS Settlement the amount we have advanced to you.

(b)     With respect to any amount that you owe to us pursuant to Section 4.5(a):

(i)         you grant us, and acknowledge that we have, a security interest in, and a lien on, the Deposit Accounts, related security entitlements, and other related interests and assets that we may hold for you as custodian and securities intermediary pursuant to the Custodial Agreement for the amount that you owe to us,

(ii)        if a Destination Institution fails before a Program Withdrawal is completed, we may retain the amount of the Program Withdrawal from the proceeds of your FDIC insurance claim to satisfy the amount that you owe to us, and

(iii)      to the extent that the amount that you owe to us is not satisfied from the interests and assets we are holding for you pursuant to the Custodial Agreement, or from the proceeds of any FDIC insurance claim, the amount remains owed by you to us and is payable on demand.

(c)     If, in a separate agreement, you have granted us a security interest in the Deposit Accounts or in any security entitlements or other interests or assets relating to the Deposit Accounts as collateral for a loan to you or otherwise, we may decline to honor a request for a Program Withdrawal, or decline to honor a debit transaction in the Root Account that would trigger a Program Withdrawal or be funded by a Program Withdrawal, to the extent the Program Withdrawal would cause your Program Balance to fall below the loan amount or other amount that you have agreed to maintain in the Deposit Accounts or to which the security interest applies. If, in a separate agreement, you have granted us a security interest in the Root Account, we also may decline to honor transactions in the Root Account in accordance with the separate agreement.

4.6.	Account Type and Withdrawal Limit, If Any

(a)     Deposits that we place for you through ICS- Daily Rate at a Destination Institution will be placed in a Deposit Account that is a demand deposit account (“DDA”) or a Deposit Account that is a money market deposit account (“MMDA”), as provided in Section 1 of Schedule 2.

(b)     Section 1 of Schedule 2 provides (i) that we will place deposits for you in DDAs, (ii) that we will place deposits for you in MMDAs, or (iii) that we may place deposits for you in DDAs or MMDAs.

(c)     Section 1 of Schedule 2 also provides, if MMDAs will or may be used, (i) that an MMDA Program Withdrawal limit of six per month applies or (ii) that no MMDA Program Withdrawal limit applies.

(d)     If a Program Withdrawal limit applies and you exceed the six permitted Program Withdrawals from MMDAs in a month:

(i)         We may (A) transfer all the remaining funds in the MMDAs to the Root Account associated with the Custodial Account for the MMDAs or (B), if you also have a Custodial Account for DDA deposits, transfer all the remaining funds in the MMDAs to the Custodial Account for DDA deposits.

(ii)        In subsequent months we may effect either such transfer at the time of your sixth Program Withdrawal.

(e)     If you exceed the six permitted Program Withdrawals from MMDAs in multiple months, we may also make the Custodial Account for the MMDAs ineligible for Program Deposits.

5.	Placement Feature

5.1.	Reciprocal and One-Way

(a)     If we are an FDIC-insured depository institution, we are eligible to use a feature of ICS in which, when we place deposits, we receive matching deposits placed by other participating institutions in ICS and may pay a fee to IntraFi (“Reciprocal Feature”).

(b)     Whether or not we are eligible to use the Reciprocal Feature, we are eligible to use a feature of ICS in which, when we place deposits, we do not receive matching deposits, but we and IntraFi may receive fees from Destination Institutions (“One-Way Feature”).

(c)     Section 2 of Schedule 2 provides (i) that we may use either the Reciprocal Feature or the One-Way Feature, (ii) that we will use only the Reciprocal Feature, or (iii) that we will use only the One-Way Feature.

5.2.	Placement Feature and Rate

(a)     Interest on the Deposit Accounts will be earned at the specified Interest Rate regardless of whether the Reciprocal Feature or the One-Way Feature is used.

(b)     When the Reciprocal Feature is used, the fee paid to IntraFi may affect rate determination. When the One-Way Feature is used, fees paid by Destination Institutions, or cost-of-funds rates for Destination Institutions, may affect rate determination.

(c)     If we are eligible to use the Reciprocal Feature, and you authorize us to use either the Reciprocal Feature or the One-Way Feature, we may use a feature with greater benefits to you, to us, or both.

5.3.	Placement Requirements

(a)     Under the laws of some states, governmental units may submit deposits for placement through a deposit placement network only if the placing institution is located in the state and receives matching deposits of an equal maturity, if any, and an equal amount.

(b)     If you are a state governmental unit, or if you are otherwise subject to restrictions on the placement of deposits for you, you are responsible for determining whether deposit placement in accordance with this Agreement satisfies any applicable restrictions.

6.	Daily Allocation and Depositor Control

6.1.	Daily Allocation; Review and Consent

(a)     The process for allocating Program Deposits, Program Withdrawals, and funds already on deposit reflects various considerations, including the need for certain Destination Institutions to receive deposits in amounts that they have placed for their own customers and possible limits on the amounts that an institution is authorized to place or a Destination Institution has agreed to receive. Applicable deposit amounts may change from day to day. Accordingly, the allocation of funds takes place each Business Day.

(b)     The set of Destination Institutions to which your funds on deposit are allocated on a Business Day, and the amount allocated to each Destination Institution, may differ from a previous Business Day’s allocation. A different allocation may involve the movement of funds from one Destination Institution to another Destination Institution, even though you do not have a Program Deposit or a Program Withdrawal. Such movements of funds will not affect the Interest Rate.

(c)     You exercise control over the allocation of your funds through direct contact with us and through the DCP. You are responsible for reviewing the important information we provide you through the DCP, including information regarding proposed allocations that we provide each Business Day. In addition, on request at any time, we will provide you with a list of all Destination Institutions.

(d)     Although we will not allocate your funds to Destination Institutions that you exclude or reject as set forth below, you authorize and consent to the allocation of your funds at Destination Institutions that you approve, or do not exclude or reject, as set forth below.

6.2.	Destination Institution Exclusions

(a)     You may enter the name of any depository institution on a list of exclusions from eligibility to receive deposits we place for you through ICS (“Exclusions List”).

(b)     We may ask you to provide your initial Exclusions List by entering exclusions in Section 3(c) of Schedule 2 or by giving us notice of your Exclusions List in another manner we specify.

(c)     An Exclusions List will be effective within one Business Day after the first Business Day on which we have received the Exclusions List from you.

(d)     You may add to or subtract from your Exclusions List by giving us notice in a manner we specify or by using functionality provided within the Depositor Control Panel. If you do so, the revised Exclusions List will be effective within one Business Day after the first Business Day on which we have received the notice or you have used the functionality.

6.3.	Depositor Control Panel

(a)     IntraFi will assist us in providing the DCP. The address of the Depositor Control Panel is https://www.depositorcontrol.com.

(b)     You represent that you have a computer with Internet access, an e-mail address, the ability to download and print information from the DCP, and the knowledge and experience to use an online tool for DCP functionality. In addition, you acknowledge that you must obtain and maintain all equipment and services necessary for access to the DCP.

(c)     To access the DCP, you must create login credentials. To create your login credentials, click on “Getting Started” on the DCP home page. Alternatively, we may send to you an email containing a link that will enable you to create login credentials.

(d)     From within the DCP, you may invite a user to create login credentials that will permit the user to access your DCP account. Such users may have access to your account information and DCP functionality, and you are responsible for their acts or omissions.

6.4.	Depositor Placement Review

(a)     Each Business Day, your aggregate principal balance that will be in Deposit Accounts after that day’s ICS Settlement will be provisionally allocated to Destination Institutions. The amount allocated will reflect your Program Balance as of the last ICS Settlement, plus any Program Deposit that will occur at the day’s ICS Settlement, minus any Program Withdrawal that will occur at the day’s ICS Settlement. The allocation may provide that previously-deposited funds will be removed from a Destination Institution and deposited in another Destination Institution.

(b)     After the provisional allocation occurs on a Business Day, but before allocation becomes final at ICS Settlement, Depositor Placement Review (“DPR”) will occur through the DCP. Even if a Destination Institution is not on your Exclusions List, the final allocation that day will not allocate your funds to the Destination Institution if you reject it during DPR through the DCP. Your rejection of a Destination Institution will be effective only if you submit it before DPR ends.

(c)     The DPR period each Business Day will be as follows: 3:00 PM to 3:15 PM Eastern time. Daylight Saving Time applies when nationally in effect. We may change the DPR period by posting notice on the DCP in advance of the change.

(d)     In DPR, you will see a list of Destination Institutions to which your funds are proposed to be allocated at ICS Settlement later that day (“Proposed Placement List”), reflecting the provisional allocation of all your funds, including funds that will be moved from one Destination Institution to another Destination Institution. The Proposed Placement List will include the principal balance allocated to each Destination Institution. If you review the Proposed Placement List, and you click the approval button or you do not reject any of the Destination Institutions on the list, you will be approving the allocation and your funds will be allocated in accordance with the list.

(e)     If you reject any of the Destination Institutions on the Proposed Placement List, you will be approving allocation to Destination Institutions on the list that you do not reject. After entering rejections, if sufficient time remains in DPR, you will have the opportunity to review a list of other Destination Institutions to which your funds could be allocated (“Alternate Placement List”). If you click the approval button for the Alternate Placement List, or you do not reject any of the Destination Institutions on it, you will be approving the allocation of your funds to any of the listed Destination Institutions. If you reject any of the Destination Institutions on the Alternate Placement List, you will be approving allocation to listed Destination Institutions that you do not reject. Your funds may be allocated to any combination of Destination Institutions on the Proposed Placement List and the Alternate Placement List that you do not reject.

(f)      If the provisional allocation on a Business Day would result in funds of yours currently at a Destination Institution being moved to another Destination Institution and you reject the other Destination Institution in DPR that Business Day, the funds will not necessarily remain at the first Destination Institution. The funds will be allocated to a Destination Institution that you do not reject or returned to the Root Account.

(g)     A Destination Institution that you reject in DPR will also be added to your Exclusions List, for purposes of future allocations, within one Business Day after the Business Day on which you submit the rejection.

(h)     We do not guarantee that all your funds will be allocated to Destination Institutions on any particular day, even if they were allocated to Destination Institutions on a previous day. Exclusions and rejections of Destination Institutions may increase the chance that funds will not be allocated. If funds not yet transferred to the Deposit Accounts are not allocated to a Destination Institution on a Business Day, the funds will remain in the Root Account. If funds previously transferred to the Deposit Accounts are not allocated to a Destination Institution on a Business Day, the funds will be returned to the Root Account.

7.	FDIC Insurance Considerations

7.1.	Deposit Insurance Coverage

(a)     You may obtain information about FDIC deposit insurance coverage by visiting the FDIC website at http://www.fdic.gov or by contacting the FDIC by letter, email, or telephone.

(b)     All of your deposits at a Destination Institution in the same insurable capacity (whether you are acting directly or through an intermediary) will be aggregated for the SMDIA. You should add to your Exclusions List any depository institution at which you have other deposits in the same insurable capacity. Insurable capacities include, among others, individual accounts and joint accounts.

(c)     You are responsible for determining whether deposits we place for you are maintained in separate insurable capacities. Separate divisions within a corporate entity are not eligible for separate insurance coverage, and a separate TIN or other Depositor Identifier does not establish a separate insurable capacity.

(d)     We will use the Depositor Identifier to identify you, and we will place deposits for you on the understanding that you are not submitting deposits for placement under more than one Depositor Identifier in the same insurable capacity.

(e)     The requirements for FDIC deposit insurance coverage of the deposits of governmental units, including the United States government, state and local governments, the District of Columbia, and the Commonwealth of Puerto Rico, are set forth in FDIC regulations. If you are a governmental unit, you are responsible for determining whether the requirements for deposit insurance have been met. We are not responsible for losses resulting from the placement of deposits that are not eligible for FDIC deposit insurance.

(f)      Records that we maintain, or that BNY Mellon maintains for us, reflecting ownership of the Deposit Accounts will be used to establish your eligibility for deposit insurance coverage. Accordingly, you must immediately report to us any changes in ownership information so that there will be accurate information to provide to the FDIC if a Destination Institution fails and the FDIC pays its insured deposits by cash payment.The FDIC could also require you to provide additional documentation.

7.2.	Responsibility to Monitor Deposits; Available Information

(a)     You are responsible for monitoring the total amount of your funds at each Destination Institution in each insurable capacity to determine the extent of

FDIC deposit insurance coverage available to you for deposits at that Destination Institution. You should confirm that each placement of your funds at Destination Institutions is consistent with your exclusions and rejections.

(b)     You can obtain publicly available financial information on Destination Institutions from the National Information Center of the Federal Reserve System at www.ffiec.gov/nicpubweb/nicweb/nichome.aspx.

7.3.	Uninsured Deposits

(a)     Although we will not place a deposit for you through ICS at any one Destination Institution in an amount that exceeds the SMDIA, a deposit that we place for you will not be eligible for FDIC insurance coverage at a Destination Institution before it becomes a deposit at the Destination Institution or after it is withdrawn from the Destination Institution.

(i)         If we are an FDIC-insured depository institution and the Root Account is eligible for FDIC insurance coverage, a deposit in the Root Account will be aggregated with your other deposits with us in the same insurable capacity for application of the SMDIA of $250,000.

(ii)        If we are a credit union the share accounts of which are insured by the National Credit Union Administration (“NCUA”) and the Root Account is a share account with us that is eligible for NCUA insurance coverage, a deposit in the Root Account will be aggregated with your other deposits with us in the same insurable capacity for application of the NCUA standard maximum share insurance amount of $250,000.

(iii)      If we are not an FDIC-insured depository institution or the Root Account is not eligible for FDIC insurance coverage, a deposit in the Root Account will not be

FDIC-insured. If we are not an NCUA- insured credit union or the Root Account is not eligible for NCUA insurance coverage, a deposit in the Root Account will not be NCUA-insured.

(b)     If you cannot accept the risk of having a deposit with us that is not fully insured, you will be responsible for making arrangements with us, if we offer them, to have the deposits collateralized, protected by a properly-executed repurchase sweep arrangement, or otherwise adequately protected, in a manner consistent with applicable law. You should consult your legal advisor to determine whether a collateralization arrangement is consistent with applicable law.

(c)     If you cannot accept the risk of having a deposit with us that is not fully insured, and we do not offer arrangements of the kind described in Section 7.3(b) or we offer them but you do not make such arrangements with us, you should not submit deposits for placement through ICS.

7.4.	Deposit Insurance Payments

(a)     In case of the liquidation of, or other closing or winding up of the affairs of, an insured depository institution, the FDIC is generally required by law to pay each insured deposit “as soon as possible,” either by cash payment or by transferring the deposit to another insured depository institution. It is possible, however, that an insurance payment could be delayed. Neither we nor any other person or entity will be obligated to advance funds to you with respect to an insurance payment or to make any payment to you in satisfaction of a loss you might incur as a result of a delay in an insurance payment.

(b)     If a Destination Institution at which we place deposits for you is closed and the FDIC does not transfer deposits that include your funds to another insured depository institution, but will make a deposit insurance cash payment, we will cause a deposit insurance claim for your funds to be filed with the FDIC, and we will credit to you the proceeds of the deposit insurance claim that we receive for your funds, subject to any valid security interest.

(c)     If the FDIC makes a deposit insurance cash payment for a Deposit Account at a closed Destination Institution, the FDIC is required by law to pay the principal amount plus unpaid accrued interest to the date of the closing of the Destination Institution, as prescribed by law, subject to the SMDIA. No interest is earned on a Deposit Account at a Destination Institution after it closes.

(d)     If the FDIC transfers the deposits of a closed Destination Institution to another insured depository institution, the acquiring institution may assume a Deposit Account. The acquiring institution may change the rate at which it pays interest on the assumed Deposit Account, subject to your right to withdraw the funds.

8.	Additional Considerations

8.1.	Compare Rates

(a)     We are not acting as your investment advisor, and we are not advising you about alternative investments. You are responsible for comparing the rates of return and other features of the Deposit Accounts to other available deposit accounts and other kinds of investments before choosing placement through ICS.

(b)     The Interest Rate may be higher or lower than a cost-of-funds rate for a Destination Institution, an interest rate for another customer, or interest rates on comparable deposits available directly from us, from the Destination Institutions at which the Deposit Accounts are held, from other Destination Institutions, or from insured depository institutions that are not Destination Institutions.

8.2.	Allocation Considerations

(a)     ICS allocation process is subject to applicable law and may be affected by our objectives, IntraFi’s objectives, or both, including administrative convenience, reduction of costs, and enhancement of profits.

(b)     Participating institutions in ICS service may make compensatory payments resulting in payments to other participating institutions, or receive compensatory payments resulting from payments by other participating institutions, including compensatory payments that reflect the difference between an interest rate for deposits placed by an institution and a rate at which the receiving institution would otherwise pay interest.

8.3.	Mutual Institution Rights

(a)     Your funds may be placed in a Deposit Account at a Destination Institution that is in the mutual form of organization. Such a Deposit Account will be recorded on the records of the mutual institution in the name of the sub-custodian and not in your name. The sub-custodian will not attend or vote at any meeting of the depositor members of a mutual institution, or exercise any subscription rights in a mutual institution’s mutual-to-stock conversion, either on its own behalf or on your behalf.

(b)     If we receive from the sub-custodian notice of a meeting of depositor members of a mutual institution or other materials or information relating to a mutual institution’s mutual-to-stock conversion, we may forward such notice, materials, or information to you. If you wish to receive such notice, materials, or information directly from the mutual institution, or if you wish to attend or vote at any meeting of the depositor members of the mutual institution or receive subscription rights, you must, before the applicable record date (a date that is usually at least one year before the mutual institution’s board of directors adopts a plan of conversion), dismiss us as your custodian and have the Deposit Account recorded on the records of the mutual institution in your name pursuant to Section 2.2.

9.	Conforming Changes

(a)     If you signed a previous version of this Agreement that was captioned “IntraFi Network Deposits DDA-MMDA Deposit Placement Agreement” and became a party to the current version of the Agreement as a result of having been given notice of amendment, the content of Schedules 1 and 2 to this Agreement is the same as the content of Schedules 1 and 2 to the version that you signed, subject to the following changes:

(i)      “IntraFi Network Deposits DDA-MMDA Deposit Placement Agreement” is changed to “ICS Deposit Placement Agreement” and

(ii)	“DDA-MMDA Option” is changed to “ICS.”

(b)     If you signed a previous version of this Agreement that was captioned “ICS Deposit Placement Agreement” and became a party to the current version of the Agreement as a result of having been given notice of amendment, the content of Schedule 1 to this Agreement is the same as the content of Schedule 1 to the version that you signed, except that “Transaction Account,” if it appears in the version that you signed, is changed to “Root Account.”

(c)     If you signed a previous version of this Agreement that was captioned “ICS Deposit Placement Agreement” and became a party to the current version of the Agreement as a result of having been given notice of amendment, the content of Section 1 of Schedule 2 to this Agreement is as follows:

(i)      If the version of the Agreement that you signed provided that we would place deposits for you only in DDAs, Section 1 of Schedule 2 is deemed to state: “We will place deposits for you in DDAs.”

(ii)     If the version of the Agreement that you signed provided that we would place deposits for you only in MMDAs, Section 1 of Schedule 2 is deemed to state: “We will place deposits for you in MMDAs.”If the version of the Agreement that you signed provided that we might place deposits for you in DDAs or MMDAs, Section 1 of Schedule 2 is deemed to state: “We may place deposits for you in DDAs or MMDAs.”

(iii)    If the version of the Agreement that you signed provided that an MMDA Program Withdrawal limit would apply and we have not informed you that we will not enforce such a limit, Section 1 of Schedule 2 is deemed to state, “You may use up to six MMDA Program Withdrawals per month.”

(iv)    If the version you signed provided that an MMDA Program Withdrawal limit would not apply or we have informed you that we will not enforce such a limit, Section 1 of Schedule 2 is deemed to state, “No MMDA Program Withdrawal limit applies.”

(d)     If you signed a previous version of this Agreement that was captioned “ICS Deposit Placement Agreement” and became a party to the current version of the Agreement as a result of having been given notice of amendment, the content of Section 2 of Schedule 2 to this Agreement is as follows:

(i)      Section 2 of Schedule 2 is deemed to provide that we may use either the Reciprocal Feature or the One-Way Feature if (A) Schedule 4 to the version that you signed contained two check boxes, one stating that we might use either ICS Reciprocal or ICS One-Way and the other stating that we would use only ICS Reciprocal, and (B) the box stating that we might use either ICS Reciprocal or ICS One-Way was checked.

(ii)     Section 2 of Schedule 2 is deemed to provide that we will use only the Reciprocal Feature if (A) Schedule 4 to the version that you signed contained two check boxes, one stating that we might use either ICS Reciprocal or ICS One-Way and the other stating that we would use only ICS

Reciprocal, and (B) the box stating that we would use only ICS Reciprocal was checked.

(iii)    Section 2 of Schedule 2 is deemed to provide that we will use only the One-Way Feature if Schedule 4 to the version that you signed contained no check boxes regarding the use of ICS Reciprocal or ICS One-Way.

(e)     If you signed a previous version of this Agreement that was captioned “ICS Deposit Placement Agreement” and became a party to the current version of the Agreement as a result of having been given notice of amendment, Section 3 of Schedule 2 is deemed to include any depository institutions that you listed in the former Section 4 of this Agreement except to the extent that you have subsequently removed any such depository institution from your Exclusions List.

10.	Other Provisions

10.1.	Release and Use of Identifying Information

(a)     We may provide information that identifies you (“Identifying Information”), including your name, your TIN or other Depositor Identifier, and information on your deposits, to a party that provides services in connection with ICS (“Service Provider”), including IntraFi and BNY Mellon. A Service Provider may use Identifying Information in providing services in connection with ICS.

(b)     We or a Service Provider may also provide Identifying Information to a Destination Institution at which your funds are deposited, but will do so only to the extent necessary to comply with a request by you or your agent or to comply with applicable law. In addition, we or a Service Provider may provide Identifying Information to the FDIC in connection with a deposit insurance claim.

(c)     Except as provided in Section 10.1(a) or Section 10.1(b), we will not provide Identifying Information to any party unless we determine that (i) we are required by applicable law to do so or (ii) we are permitted by applicable law to do so and have reasonable grounds to do so to protect our own legal or business interests or the legal or business interests of IntraFi or BNY Mellon.

(d)     IntraFi may use and disclose any and all analyses, comparisons, indexes, or other data or information assembled, compiled, or otherwise developed by IntraFi, including information regarding aggregated activity of ICS depositors, as long as it does not individually identify you.

10.2.	Tax Reporting and Withholding

(a)     To the extent required by applicable law, we will file with the U.S. Internal Revenue Service (“IRS”), and furnish to you, IRS Form 1099-INT or its equivalent, or IRS Form 1042-S or its equivalent, for interest paid on the Deposit Accounts by the Destination Institutions.

(b)     If we are notified by the IRS that backup withholding is required for interest on the Deposit Accounts, or if we otherwise determine that we are required by applicable law to collect such backup withholding, we will collect it and pay it to the IRS.

10.3	Liability and Dispute Resolution

(a)           We will maintain, directly or through a Service Provider, appropriate records of our placements for you. We will not place deposits for you through ICS at a Destination Institution that is the subject of a then- effective exclusion on your Exclusions List, at a Destination Institution that is the subject of a then- effective rejection by you, or at a Destination Institution under one Depositor Identifier in an amount that exceeds the SMDIA.

(b)       If all or part of your funds in a Deposit Account at a Destination Institution are uninsured because of our failure to comply with the requirements set forth in Section 10.3(a), and if the Destination Institution fails and you do not otherwise recover the uninsured portion, we will reimburse you for your documented loss of the uninsured portion that you do not otherwise recover.

(c)     SUBJECT TO OUR REIMBURSEMENT OBLIGATION IN SECTION 10.3(b), AND EXCEPT AS MAY BE OTHERWISE REQUIRED BY APPLICABLE LAW, WE WILL NOT BE LIABLE, AND IN NO EVENT WILL INTRAFI OR BNY MELLON BE LIABLE, TO

YOU OR TO ANY OTHER PERSON OR ENTITY FOR ANY LOSS OR DAMAGE INCURRED OR ALLEGEDLY INCURRED IN CONNECTION WITH THIS  AGREEMENT.   WITHOUT LIMITING THE FOREGOING, WE, INTRAFI, AND BNY MELLON WILL NOT HAVE ANY LIABILITY TO YOU OR ANY OTHER PERSON OR ENTITY FOR: (i) ANY LOSS ARISING OUT OF OR RELATING TO A CAUSE OVER WHICH WE DO NOT HAVE DIRECT CONTROL, INCLUDING THE FAILURE OF ELECTRONIC OR MECHANICAL EQUIPMENT   OR COMMUNICATION   LINES,  TELEPHONE OR OTHER INTERCONNECT PROBLEMS, UNAUTHORIZED ACCESS, THEFT, OPERATOR ERRORS, GOVERNMENT RESTRICTIONS, OR FORCE MAJEURE (E.G., EARTHQUAKE, FLOOD, SEVERE OR EXTRAORDINARY WEATHER CONDITIONS, NATURAL DISASTERS OR OTHER ACT OF GOD, FIRE, ACTS OF WAR, TERRORIST ATTACKS, INSURRECTION, RIOT, STRIKES, LABOR DISPUTES OR SIMILAR PROBLEMS, ACCIDENT, ACTION OF GOVERNMENT, COMMUNICATIONS, SYSTEM OR POWER FAILURES, OR EQUIPMENT OR SOFTWARE MALFUNCTION), (ii) DELAY IN ANY FDIC INSURANCE PAYMENT, (iii) THE FINANCIAL CONDITION OF ANY DESTINATION INSTITUTION OR THE ACCURACY OF ANY FINANCIAL INFORMATION ABOUT ANY DESTINATION INSTITUTION, OR (iv) ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS).

(d)    ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WILL BE GOVERNED BY THE DISPUTE RESOLUTION, ARBITRATION, CHOICE OF LAW, VENUE, WAIVER OF JURY TRIAL, AND COSTS RELATED TO DISPUTES PROVISIONS, IF ANY, CONTAINED IN THE CUSTODIAL AGREEMENT.

10.4        Miscellaneous

(e)     This Agreement constitutes the entire agreement between you and us relating to the placement of deposits through ICS and any other matter herein, supersedes prior agreements, understandings, negotiations, representations, and proposals, whether written or oral, relating to any matter herein, and may not be amended by any oral representation or oral agreement. This Section 10.4(a) will not affect the validity of any written addenda to this Agreement into which we have entered with you.

(f)      Schedule 1 and Schedule 2 are incorporated into and made part of this Agreement. We may amend this Agreement, including any Schedule, prospectively by giving you written notice of the amendment at least fourteen (14) days before the effective date of the amendment, which will be specified in the amendment or, if no effective date is specified in the amendment, the date that is fourteen (14) days after we give you written notice of the amendment. We may provide written notice of the amendment by means of a posting on the DCP, an entry on your account statement, an email message, or a printed letter.

(g)     Either party may terminate this Agreement on written notice to the other, but the obligations of both parties will survive with respect to any funds deposited at the time of termination. In addition, the provisions of this Section 10.4 will survive termination.

(h)     Except as provided in Section 2.2(d), this Agreement may not be assigned, in whole or in part, by either party except by operation of law or as required by applicable law, and any purported assignment in violation hereof is void.

(i)      The headings in this Agreement are not intended to describe, interpret, define, or limit the scope, meaning, or intent of this Agreement or any clause in it. Except as otherwise specified, a reference to a Section is a reference to a section of this Agreement. A reference to a Schedule is a reference to a schedule to this Agreement. The term “applicable law” refers to all applicable statutes, rules, regulations, and judicial orders, whether federal, state, or local. The words “include,” “includes,” and “including” do not imply exclusion.

(j)      This Agreement and, unless otherwise provided in the Custodial Agreement, the Custodial Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. This Agreement and, unless otherwise provided in the Custodial Agreement, the Custodial Agreement will be valid, binding, and enforceable against you and us when executed by one of the following means that we accept: (i) an original manual signature, (ii) a DocuSign® eSignature or another electronic signature that we accept, or (iii) a faxed, scanned (including in a Portable Document Format or PDF document), or photocopied signature that we accept. Each DocuSign® eSignature, other electronic signature, or faxed, scanned, or photocopied signature that we accept shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original signature, and you and we waive any objection to the contrary.

The remainder of this page is intentionally left blank.

By signing below, you (“Depositor”) and we (“Relationship Institution”) agree to be legally bound by this ICS Deposit Placement Agreement, effective when you and we have signed it. If the Custodial Account will be a joint account, each owner of the Custodial Account must sign this Agreement.

RELATIONSHIP INSTITUTION
Institution:	Western Alliance Bank
Signature:	/s/ Paulina Woo
Name and title of authorized signatory:
Paulina Woo
Sr. Director, Treasury Mgmt
Date signed:	2/18/25

SOLE OR PRIMARY DEPOSITOR
Depositor:	Chicago Atlantic BDC, Inc
Signature:	/s/ Umesh Mahajan
Name and title of authorized signatory (if not individual):
Umesh Mahajan
CFO
Depositor TIN or approved alternate identifier (and type):
86-2872887
Email:
Date signed:

ADDITIONAL DEPOSITOR (FOR JOINT ACCOUNT)
Depositor:
Signature:
Depositor TIN or approved alternate identifier (and type):

Email:
Date signed:

ADDITIONAL DEPOSITOR (FOR JOINT ACCOUNT)
Depositor:
Signature:
Depositor TIN or approved alternate identifier (and type):

Email:
Date signed:

(Add signature lines as needed.)

Schedule 1 to ICS Deposit Placement Agreement

Program Deposits and Program Withdrawals

This Schedule 1 is part of the ICS Deposit Placement Agreement (“Agreement”). Terms not defined in this Schedule 1 have the meanings, if any, assigned elsewhere in the Agreement.

1.	Specified Terms

(a)	For DDAs, the Sweep Threshold and the Return Threshold are as follows:

Sweep Threshold	Return Threshold
$0	$0

(b)	For MMDAs, the Sweep Threshold and the Return Threshold are as follows:

Sweep Threshold	Return Threshold
$0	$0

(c)	The Same-Day Deposit Cutoff Time is as follows:

01:45	AM	PM	✔	Eastern	Central	Mountain	Pacific

(Insert time) (Check AM or PM)                                    (check time zone)

Daylight Saving Time applies when nationally in effect unless checked here

2.	Program Deposits

(a)   The Triggering Event for a Regular Program Deposit is a net change in your Root Account balance that causes it to exceed the Sweep Threshold. After posting all your Root Account activity for a Business Day, we will determine whether your Root Account balance exceeds the Sweep Threshold. Subject to the terms and conditions of this Agreement, if such a Triggering Event occurs, we will transfer the excess amount to the Deposit Accounts at ICS Settlement on the next Business Day.

(b)   The Triggering Event for a Same-Day Program Deposit is a Same-Day Program Deposit request by you that we receive and accept before the Same-Day Deposit Cutoff Time on a Business Day. Subject to the terms and conditions of this Agreement, if such a Triggering Event occurs, we will transfer the requested amount to the Deposit Accounts at ICS Settlement later on the same Business Day.

(c)   If a Triggering Event for a Program Deposit occurs, we may debit the Root Account and credit a holding account before the transfer of funds to the Deposit Accounts occurs at ICS Settlement.

3.	Program Withdrawals

(a)   All Program Withdrawals will be Regular Program Withdrawals, which occur on the Business Day following the Triggering Event. The Triggering Event for a Program Withdrawal is a net change in your Root Account balance, after the posting of all your Root Account activity for a Business Day, that causes it (exclusive of any amounts that we credit as advances in anticipation of a Program Withdrawal) to be less than the Return Threshold. Subject to the terms and conditions of this Agreement, if such a Triggering Event occurs, we will transfer an amount from the Deposit Accounts at ICS Settlement on the next Business Day, up to the available amount in the Deposit Accounts, sufficient to restore your Root Account balance to the Sweep Threshold.

(b)   Subject to the terms and conditions of this Agreement, and subject to the rules and cutoff times that otherwise apply to root accounts with us, we will honor your debit transactions in the Root Account so long as the sum of your Root Account balance and your balance in the Deposit Accounts of the applicable type, after taking into account any pending Program Deposits and any pending Program Withdrawals, is not less than zero. We will do so even if the amount

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of the debit transaction exceeds your Root Account balance. You will owe us any amounts that we credit as advances in anticipation of a Program Deposit and we will retain those amounts from the funds we receive at ICS Settlement.

(c)   If a Triggering Event for a Program Withdrawal occurs, we may credit the Root Account and debit a holding account before the transfer of funds from the Deposit Accounts occurs at ICS Settlement.

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Schedule 2 to ICS Deposit Placement Agreement

Account Type, Placement Feature, and Exclusions

This Schedule 2 is part of the ICS Deposit Placement Agreement (“Agreement”). Terms not defined in this Schedule 2 have the meanings, if any, assigned elsewhere in the Agreement.

1.	Account Type

☐ We will place deposits for you in DDAs.

☐ We will place deposits for you in MMDAs.	☐ You may use up to six MMDA Program Withdrawals per month.

☒ We may place deposits for you in DDAs or in MMDAs.	☒ No per-month MMDA Program Withdrawal limit applies.

(Check one above.)	(If MMDAs will or may be used, check one above.)

2.	Placement Feature

☐  We may use the Reciprocal Feature, the One-Way Feature, or both in placing deposits for you.

☒  We will use only the Reciprocal Feature in placing deposits for you.

☐  We will use only the One-Way Feature in placing deposits for you.

(Check one above.)

3.	Exclusions

(a) You may place depository institutions on your Exclusions List by identifying them in a written list provided to us, unless we specify another means by which you will provide your Exclusions List.

(b) The Exclusions List should include the city and state of the depository institution’s main office (rather than the city and state of a branch location). The Exclusions List may also include the institution’s FDIC certificate number or transit routing number. If you do not list any exclusions enter “none” under Name of Institution on the first line (but your signature after a blank list will constitute your acknowledgment that you have not listed any exclusions).

(c) Exclusions List:

Name of Depository Institution	City and State	FDIC Certificate or Routing Number

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(Add lines if necessary.)

                /s/ Umesh Mahajan

Signature of sole or primary Depositor

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Custodial Agreement

You, the undersigned, enter into this Custodial Agreement (“Agreement”) with the following financial institution (“we” or “us”): Western Alliance Bank

Western Alliance Bank

1.  Pursuant to this Agreement, you authorize us to hold and act as your custodian with respect to all deposit accounts, including all time deposits, money market deposit accounts, and demand deposit accounts, issued or established pursuant to the CDARS Deposit Placement Agreement, the ICS Deposit Placement Agreement, or a predecessor agreement (“Deposit Accounts”) for funds of yours placed as deposits through CDARS®, the Certificate of Deposit Account Registry Service®, or ICS, the IntraFi® Cash Service, and all your security entitlements and other related interests and assets with respect to the Deposit Accounts (“Related Entitlements”). The custodial account in which we will hold the Deposit Accounts and Related Entitlements (“Custodial Account”) comprises all the CDARS and ICS custodial accounts that we maintain for you.

2.  As your custodian, we may (i) cause the Deposit Accounts to be titled in our name or in the name of our sub- custodian, (ii) collect for your account all interest and other payments of income or principal pertaining to the Deposit Accounts, (iii) endorse on your behalf any check or other instrument received for your account that requires endorsement, (iv) in accordance with your instructions, deposit your funds in, or withdraw your funds from, the Deposit Accounts, (v) in accordance with Proper Instructions from the Company, deliver or transfer funds from another account with us to the Deposit Accounts or deliver or transfer funds from the Deposit Accounts to another account with us, (vi) for Deposit Accounts that are time deposits, surrender for payment for your account maturing CDs and those for which early withdrawal is requested, (vii) execute and deliver or file on your behalf all appropriate receipts and releases and other instruments, including whatever certificates may be required from custodians or may be necessary to obtain exemption from taxes and to name you when required for the purpose of the instrument, and (viii) take such other actions as are customary or necessary to effectuate the purposes of this Agreement.

3.  For purposes of Article 8 of the Uniform Commercial Code in applicable state law (“UCC”), we will act as your securities intermediary for, and will treat as financial assets, any Deposit Accounts and Related Entitlements that we hold for you pursuant to this Agreement. The Custodial Account will be a securities account, as defined in the UCC.

4.  We may comply with any writ of attachment, execution, garnishment, tax levy, restraining order, subpoena, warrant, or other legal process that we believe (correctly or otherwise) to be valid. We may notify you of such process by telephone, electronically, or in writing. If we are not fully reimbursed for records research, imaging, photocopying, and handling costs by the party that served the process, we may charge such costs to your account, in addition to any minimum fee we charge for complying with legal processes.

5.  We may honor any legal process that is served personally, by mail, or by electronic mail or facsimile transmission at any of our offices or an office of our agent (including locations other than where the funds, records, or property sought is held), even if the law requires personal delivery at the office where your account or records are maintained.

6.  This Agreement, all accounts and services provided to you pursuant to this Agreement, and any dispute relating to those accounts and services, are governed by federal law and the laws of the State of Arizona, except when the law of the state where your account is located is not superseded by federal law. Your account is considered located in the following state:

a.	If you opened your account in person, the U.S. state where you opened the account;

b.	If you opened your account by mail, internet, or other remote means and you resided in a U.S. state where we had a branch office at that time, the state where you resided; or

c.	If you opened your account by mail, internet, or other remote means and you did not reside in a U.S. state where we had branch offices at that time, Arizona.

7. The parties hereto each irrevocably waive all right to, and will not seek, trial by jury in any action or proceeding arising out of or related in any manner to this Agreement, any related agreement, or the relationship established hereby.

 8. We will have no liability to you for any good-faith act or omission by us in connection with this Agreement. You agree to indemnify us and our sub-custodian, and to hold us and our sub-custodian harmless from, all expenses (including counsel fees), liabilities, and claims arising out of any good-faith act or omission by us in connection with this Agreement or compliance with any

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legal process relating to the Custodial Account that we believe (correctly or otherwise) to be valid. You agree to pay any service charges that we impose on the Custodial Account.

        9. You may be an individual in an individual capacity, more than one individual in a joint capacity, or a trust, partnership, corporation, or other legal entity. We may accept instructions on your behalf from any individual who signs this Agreement as or on behalf of a Depositor and from any of the following individuals:

Name	Title or Legal Capacity

(Add lines if necessary.)

The remainder of this page is intentionally left blank.

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By signing below, you (“Depositor”) and we (“Relationship Institution”) agree to be legally bound by this ICS Deposit Placement Agreement, effective when you and we have signed it. If the Custodial Account will be a joint account, each owner of the Custodial Account must sign this Agreement.

RELATIONSHIP INSTITUTION
Institution:	Western Alliance Bank
Signature:	/s/ Paulina Woo
Name and title of authorized signatory:
Paulina Woo
Sr. Director, Treasury Mgmt
Date signed:	2/18/25

SOLE OR PRIMARY DEPOSITOR
Depositor:	Chicago Atlantic BDC, Inc
Signature:	/s/ Umesh Mahajan
Name and title of authorized signatory (if not individual):
Umesh Mahajan
CFO
Depositor TIN or approved alternate identifier (and type):
86-2872887
Email:
Date signed:

ADDITIONAL DEPOSITOR (FOR JOINT ACCOUNT)
Depositor:
Signature:
Depositor TIN or approved alternate identifier (and type):

Email:
Date signed:

ADDITIONAL DEPOSITOR (FOR JOINT ACCOUNT)
Depositor:
Signature:
Depositor TIN or approved alternate identifier (and type):

Email:
Date signed:

(Add signature lines as needed.)

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